Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Village Bank and Trust Financial Corporation
Midlothian, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-159594) of Village Bank and Trust Financial Corporation of our reports dated March 25, 2013, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K for the year ended December 31, 2012.

/BDO USA, LLP/

Richmond, Virginia
March 25, 2013